Exhibit 99.2

April 23, 2025

DeFi Development Corporation Appoints John Han as Chief Financial Officer

BOCA RATON, FL — April 23, 2025 — DeFi Development Corporation (Nasdaq: JNVR) (the “Company”) today announced the appointment of Fei “John” Han as Chief Financial Officer, as well as Dan Kang (“DK”) as Head of Investor Relations. The new appointments underscore the Company’s commitment to building a world-class financial and investor relations function as it scales its crypto-forward treasury strategy.

Han brings over 15 years of experience across traditional finance and crypto, with a track record of leadership at some of the crypto industry’s most recognized institutions. Most recently, he served as CFO at blockchain-company Provable, and prior to that, held multiple senior roles at Binance including Vice President of Finance and Head of Finance for Europe, the Middle East, Africa, LATAM, and Canada. Earlier in his career, he led Strategic Finance at Kraken, where he worked closely with Parker White and Joseph Onorati and played a key role in scaling the business during a period of rapid growth. Han began his career in equity research at Goldman Sachs and later served as an investor at Nezu Asia Capital and Driehaus Capital.

“John brings a rare combination of traditional financial rigor and deep crypto expertise,” said Joseph Onorati, CEO of DeFi Development Corporation. “We’re building a new kind of capital markets structure, and he’s exactly the person we want steering our financial strategy. Having worked closely with him in the past, I’m thrilled to be partnering again on this next chapter.”

Kang, who joins as Head of Investor Relations, brings more than a decade of experience across strategy, institutional investing, and capital markets. He was most recently Head of Strategy at Kraken, where he spent three years on the corporate strategy team and worked alongside White and Onorati. Prior to Kraken, he spent nearly a decade in long/short equity investing, covering TMT stocks, with additional experience at Snap Inc. in Strategy & Corporate Development, and as a credit risk analyst at Morgan Stanley.

Former CFO Bruce Rosenbloom will remain with the Company as EVP of Finance to leverage his 25 years of public market experience and assist with the Company’s transition. “I’m excited for our next chapter and for the opportunity to work along-side such an impressive team,” said Bruce Rosenbloom, EVP of Finance.

“Bruce has been instrumental in guiding us through our public company journey and helping lay the groundwork for our evolution,” said Blake Janover, Chief Commercial Officer. “He’s been a steady hand through major milestones, and we’re deeply grateful for his past and future contributions.”

The Company’s financial leadership also continues to benefit from the guidance of Audit Committee Chair Bill Caragol, who brings decades of public company experience and remains an active member of the Company’s Board. A longtime executive and former public company CEO and CFO, Caragol plays an important role in supporting the Company’s governance, controls, and financial oversight.

These additions reflect DeFi Development Corporation’s deep bench of expertise in both digital assets and public markets. The Company’s finance and investor relations team brings together institutional experience from leading crypto firms, global investment banks, and high-growth public companies — a key differentiator that strengthens the Company’s position as a trusted, transparent, and execution-oriented player in the space.

About DeFi Development Corporation

DeFi Development Corporation (Nasdaq: JNVR) has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to Solana (SOL). In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

We are an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com